UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2009

Willis Group Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

	001-16503	98-0352587
(Commission File Number)			(IRS Employer Identification No.)

c/o Willis Group Limited 51 Lime Street London EC3M 7DQ, England
(Address of Principal Executive Offices)

(44) (20) 7488-8111
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On February 10, 2009, Willis Group Holdings Limited (“Willis”), along with certain of its subsidiaries, including Trinity Acquisition Limited (“TAL”), as the issuer, entered into a note purchase agreement, pursuant to which Goldman Sachs Mezzanine Partners and related funds have agreed to purchase $500 million of 12.875% senior unsecured notes due 20161 from TAL.  The transaction is subject to customary closing conditions, including the continued accuracy of representations and warranties, the absence of a change of control and the maintenance of investment grade ratings, and is expected to close during the first quarter of 2009.

The net proceeds of the senior unsecured debt will be used to repay a substantial portion of Willis North America’s, a wholly-owned subsidiary of Willis, existing interim credit facility.

Item 2.02.          Results of Operations and Financial Condition.

On February 11, 2009, Willis Group Holdings Limited (“WGHL”) issued a press release reporting results for the quarter and year ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of WGHL dated February 11, 2009

_________________________
1 The sale of the notes described above has not been registered under the Securities Act of 1933, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED

Date:	February 11, 2009.	By:	/s/ Adam G. Ciongoli
		Name:	Adam G. Ciongoli
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of WGHL dated February 11, 2009